Exhibit 21.1

List of Subsidiaries
Colonial Properties Trust

Name				Jurisdiction of Formation

1.	Colonial Realty Limited Partnership			Delaware
	A.	Colonial Properties Services Limited Partnership		Delaware
	B.	Colonial Properties Services, Inc.		Alabama
	C.	Parkway Place Limited Partnership		Alabama
	D.	Colonial VRS, LLC		Georgia
	E.	CMS/Colonial Joint Venture Limited Partnership		Alabama
		1.	Mountain Brook Manager, Inc.	Alabama
		2.	Mountain Brook Manager, LLC	Alabama
		3.	Mountian Brook, LLC	Alabama
		4.	River Hills Manager, Inc.	Delaware
		5.	River Hills Manager, LLC	Delaware
		6.	River Hills, LLC	Delaware
		7.	Cahaba Manager, LLC	Alabama
		8.	Cahaba, LLC	Alabama
		9.	Barrington Manager, LLC	Georgia
		10.	Barrington, LLC	Georgia
		11.	Ponte Vedra Manager, LLC	Delaware
		12.	Ponte Vedra, LLC	Delaware
		13.	Stockbridge Manager, LLC	Georgia
		14.	Stockbridge, LLC	Georgia
	F.	CMS/Colonial Joint Venture II Limited Partnership		Alabama
		1.	Inverness I Manager, LLC	Alabama
		2.	Inverness I, LLC	Alabama
		3.	Inverness II Manager, LLC	Alabama
		4.	Inverness II, LLC	Alabama
		5.	Rocky Ridge Manager, LLC	Alabama
		6.	Rocky Ridge, LLC	Alabama
		7.	Hillwood Manager, LLC	Alabama
		8.	Hillwood, LLC	Alabama
	G.	Heathrow E, LLC		Delaware
	H.	Heathrow F, LLC		Delaware
	I.	Heathrow 3, LLC		Delaware
	J.	Heathrow 4, LLC		Delaware
	K.	Heathrow G, LLC		Delaware
	L.	Heathrow 6, LLC		Delaware
	M.	Heathrow I, LLC		Delaware
	N.	Heathrow Oakmonte, LLC		Delaware
	O.	Highway 150, LLC		Alabama
	P.	600 Building Partnership		Alabama
	Q.	Colonial/Polar BEK Management Company		Alabama